Exhibit 10.32


                                    February 3, 2004


iVoice, Inc.
750 Highway 34
Matawan, New Jersey  07747

Ladies and Gentlemen:

         This letter agreement (the "Letter Agreement") between Jerome R. Mahoney (the "Stockholder") and iVoice, Inc., a New Jersey corporation (the "Corporation"), confirms such parties' understanding with respect to the shares of Class A common stock, no par value per share, of the Corporation (the "Class A Common Stock") underlying (i) the Stockholder's shares of Class B common stock, par value $.01 per share, of the Corporation ("Class B Common Stock"),
(ii) the promissory note dated March 20, 2001 made by the Corporation in favor of the Stockholder, as amended on August 13, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Convertible Note"), and (iii) any other securities held by the Stockholder convertible into or exercisable for shares of Class A Common Stock (together with the Class B Common Stock and the Convertible Note, the "Convertible Securities").

         The parties hereto hereby acknowledge and agree that, as of the date hereof, (i) the Corporation is authorized to issue 10,000,000,000 shares of Class A Common Stock, (ii) 5,378,199,739 shares of Class A Common Stock are issued and outstanding, (iii) warrants and options to purchase up to an aggregate of 7,354,343 shares of Class A Common Stock are outstanding and (iv) the Corporation intends to file with the Securities and Exchange Commission an amendment to its Registration Statement on Form SB-2 (File No. 333-111695) relating to, among other things, the registration of up to 3,693,939,394 shares of Class A common stock (the "Shares") in connection with the Standby Equity Distribution Agreement dated November 25, 2003, between the Corporation and Cornell Capital Partners, L.P. (the "Equity Distribution Agreement"). The parties hereto further acknowledge and agree that the Corporation does not have a sufficient number of authorized shares of Class A Common Stock to issue all of the shares of Class A Common Stock issuable upon the conversion or exercise of all of its outstanding options, warrants, debentures and Class B Common Stock.

         The Stockholder agrees that, until such time as the Equity Distribution Agreement expires or otherwise terminates in accordance with the terms thereof and the number of shares of Class A Common Stock authorized for issuance by the Corporation is sufficient for the Corporation to issue all of the shares of Class A Common Stock underlying all of the Corporation's then-outstanding options, warrants, debentures, Class B Common Stock or other obligations to issue shares of Class A Common Stock, the Stockholder will not convert or exercise any of the Convertible Securities if any of such conversions or exercises, in the aggregate, would result in the Corporation's issuance to the Stockholder of more than 900,000,000 shares of Class A Common Stock.

         Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This letter agreement may be executed in counterparts, each of which shall be deemed an

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original, but all of which shall constitute but one and the same instrument.

         This letter agreement and all matters related hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to its choice-of-law principles.

                                Very truly yours,


                                /s/ Jerome R. Mahoney
                                ---------------------
                                Jerome R. Mahoney



ACKNOWLEDGED AND AGREED TO:

iVOIce, inc.

By: /s/ Jerome R. Mahoney
   ----------------------------
    Jerome R. Mahoney
    Chief Executive Officer,
    Chief Financial Officer
    and President



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